NUMBER	SHARES
SAMPLE	SAMPLE

RENEGADE RECREATIONAL RENTALS, INC.
INCORPORATED PRUSUANT TO THE LAWS OF THE STATE OF NEVADA TOTAL AUTHORIZED SHARE CAPITAL: 1,000 SHARES OF COMMON STOCK NO PAR VALUE

THIS IS TO CERTIFY THAT ---SAMPLE--- IS THE REGISTERED OWNER OF ---SAMPLE---FULLY

PAID AND NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDR HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE JTO BE SIGNED BY ITS DULY AUTHORIZED OFFICER(S) THIS ---SAMPLE---DAY OF---SAMPLE---.

"LARRY WINSOR" "CAROLINE MEYERS"